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                                                                     EXHIBIT 4.2

                          1997 SUPPLEMENTAL STOCK PLAN

                              (FOR U.K. EMPLOYEES)

                             STOCK OPTION AGREEMENT


       Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

I.  NOTICE OF STOCK OPTION GRANT

[Optionee's Name and Address]

       You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

       Grant Number                        __________________________________

       Date of Grant                       __________________________________

       Vesting Commencement Date           __________________________________

       Exercise Price per Share            $_________________________________

       Total Number of Shares Granted      __________________________________

       Total Exercise Price                $_________________________________

       Type of Option:                     Nonqualified Stock Option

       Term/Expiration Date:               [7 years from date of grant]


       Vesting Schedule:

       Subject to the Optionee continuing to be a Service Provider on such dates, this Option shall vest and become exercisable in accordance with the following schedule:

       25% of the Shares subject to the Option shall vest twelve months after the Vesting Commencement Date, and 1/48th of the Shares subject to the Option shall vest upon the last day of each month thereafter.





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       Termination Period:

       This Option may be exercised for three months after Optionee ceases to be a Service Provider. Upon the death or Disability of the Optionee, this Option may be exercised for such longer period as provided in the Plan. In no event shall this Option be exercised later than the Term/Expiration Date as provided above.

II.  AGREEMENT

       1. Grant of Option. The Plan Administrator of the Company hereby grants to the Optionee named in the Notice of Grant attached as Part I of this Agreement (the "Optionee") an option (the "Option") to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 14(b) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

       2.      Exercise of Option.

              (a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement.

              (b) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be completed by the Optionee and delivered to the Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

              No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

       3. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the
Optionee:

              (a)    cash;

              (b)    check;





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              (c)    consideration received by the Company under a cashless
exercise program implemented by the Company in connection with the Plan; or

              (d) surrender of other Shares which (i) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, AND (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

       4. Non-Transferability of Option. Unless determined otherwise by the Administrator, this Option may not be transferred in any manner other than by will or by the laws of intestacy and succession and may be exercised during the lifetime of Optionee only by the Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

       5. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

       6. Tax Consequences. Some of the United Kingdom ("U.K.") tax consequences relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

              (a) Exercising the Option. The Optionee may incur a U.K. income tax liability upon exercise of his or her option. The Optionee will be treated as having realized a gain equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. In general, the gain realized by Optionee in connection with the Option will be subject to the U.K.'s Pay As You Earn system of withholding. The Company may be required to withhold from Optionee's compensation or collect from Optionee or from the proceeds and sale of exercised shares and pay to the applicable taxing authorities an amount in cash equal to a percentage of this gain at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered or satisfied in accordance with the Plan at the time of exercise.

              (b) Disposition of Shares. Upon subsequent disposition of Shares, the difference between the sales proceeds and the exercise price (as increased by an indexation allowance for inflation) will be taxed as capital gains.

       7. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the internal substantive laws, but not the choice of law rules, of the United Kingdom.





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       8.      NO GUARANTEE OF CONTINUED SERVICE.  OPTIONEE ACKNOWLEDGES AND
AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

       By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.


OPTIONEE:                                          GEOWORKS



___________________________________     _______________________________________
Signature                               By

____________________________________    _______________________________________
Print Name                              Title

____________________________________
Residence Address

____________________________________





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                                   EXHIBIT A

                          1997 SUPPLEMENTAL STOCK PLAN

                              (FOR U.K. EMPLOYEES)

                                EXERCISE NOTICE


Geoworks
960 Atlantic Avenue
Alameda, CA  94501

Attention:  Secretary

       1. Exercise of Option. Effective as of today, ________________, 199__, the undersigned ("Purchaser") hereby elects to purchase ______________ shares (the "Shares") of the Common Stock of Geoworks (the "Company") under and pursuant to the 1997 Supplemental Stock Plan (the "Plan") and the Stock Option Agreement dated _____________, 19___ (the "Option Agreement"). The purchase price for the Shares shall be $__ __________, as required by the Option Agreement.

       2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price for the Shares.

       3. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

       4. Rights as Shareholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 12 of the Plan.

       5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

       6. Entire Agreement; Governing Law. The Plan and Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and





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agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser's interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of the United Kingdom.


Submitted by:                           Accepted by:

PURCHASER:                              GEOWORKS


__________________________________      _______________________________________
Signature                               By

__________________________________      _______________________________________
Print Name                              Title


                                        _______________________________________
                                        Date Received


Address:                                Address:

_________________________________       960 Atlantic Avenue
                                        Alameda, CA  94501
_________________________________




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